Exhibit 1


                       Joint Filing Agreement and Consent

                  The undersigned agrees that the Amendment to Schedule 13D executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, DB U.S. Financial Markets Holding Corporation and Deutsche Acquisition Corp. pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated:  October 12, 2000



                                      DB U.S. FINANCIAL MARKETS HOLDING
                                      CORPORATION


                                      By: /s/ Michelle Schwabe
                                          -----------------------------------
                                      Name:  Michelle Schwabe
                                      Title:  Managing Director


                                      By: /s/ Richard Ferguson
                                          -----------------------------------
                                      Name:  Richard Ferguson
                                      Title:  Managing Director and Treasurer

                                      DEUTSCHE ACQUISITION CORP.


                                      By: /s/ Kevin E. Parker
                                          -----------------------------------
                                      Name:  Kevin E. Parker
                                      Title:  President


                                      By: /s/ Thomas A. Curtis
                                          -----------------------------------
                                      Name:  Thomas A. Curtis
                                      Title:  Vice President